UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2024
Federal Home Loan Bank of Dallas
____________________________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation		000-51405	71-6013989
_____________________ (State or other jurisdiction		_____________ (Commission	______________ (I.R.S. Employer
of incorporation)		File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600
Irving,	Texas		75063-2547
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(214)	441-8500
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2023, the Board of Directors (“Board”) of the Federal Home Loan Bank of Dallas (“Bank”), acting upon a recommendation from its Compensation and Human Resources Committee, approved an amended and restated supplemental executive retirement plan (“SERP”), subject to the review of the Federal Housing Finance Agency (“FHFA”). On February 2, 2024, the FHFA informed the Bank that it did not object to the amended and restated SERP. The amended and restated SERP is retroactively effective as of December 14, 2023.
The SERP was originally established primarily to provide supplemental retirement benefits to those employees who were serving as the Bank’s executive officers in October 2004, only one of whom continues to be employed by the Bank. The SERP is divided into groups based upon differences in participation and vesting characteristics. Prior to the amendment and restatement effective as of December 14, 2023, the SERP had four categories of participants (Groups 1, 2, 3 and 4). Groups 3 and 4 are no longer active. No contributions have been made to the SERP since 2014 and in the future no contributions will be made to Group 1 or Group 2 accounts.
The SERP was amended and restated principally to provide supplemental retirement benefits to those employees who currently serve as executive officers of the Bank including, but not limited to, Sanjay Bhasin, Tom Lewis, Kalyan Madhavan, Jibo Pan and Brehan Chapman (the named executive officers identified in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2022). To accomplish this objective, a new Group 5 was added to the SERP and all of the Bank’s current executive officers were designated as participants in this group.
The SERP is a nonqualified defined contribution plan and, as such, it does not provide for a specified retirement benefit. Each participant’s benefit in Group 5 consists of the contributions that are made by the Bank on the participant’s behalf, plus or minus the investment gains or losses on the assets used to fund the plan. Group 5 benefits vest upon the earlier to occur of (i) the date on which the participant attains age 65 or (ii) the date on which the sum of the participant’s age and years of credited service with the Bank is at least 70. If, prior to becoming vested, the executive officer terminates employment for any reason other than death or disability, or he or she is removed from Group 5, all benefits under the plan are forfeited. The provisions of the plan provide for accelerated vesting in the event of a participant’s separation from service due to death or disability. In addition, a Group 5 participant would vest in the balance of his or her account if the participant’s employment was involuntarily terminated by the Bank without cause within 12 months following a reorganization of the Bank (as defined in the SERP), provided that such involuntary termination of employment constituted a separation from service under the provisions of the plan.
Contributions to the Group 5 SERP are determined solely at the discretion of the Board and the Bank has no obligation to make contributions to the Group 5 SERP. In each calendar year, the Board, in its sole and absolute discretion, may elect to make a contribution to the accounts of any or all of the Group 5 participants based on an allocation percentage that is within a specified allocation range, which, for Mr. Bhasin, is 10 percent to 20 percent and, for all other executive officers, is 5 percent to 20 percent (the “Annual Allocation Percentage”). The target Annual Allocation Percentages for Mr. Bhasin and all other executive officers are 15 percent and 10 percent, respectively. If made, the contribution will be an amount equal to the Annual Allocation Percentage multiplied by the sum of the executive officer’s (i) base salary for the most recently completed calendar year plus (ii) the incentive compensation payment that is attributable to the most recently completed calendar year (i.e., the total of the current award for that year plus any deferred award that vested as of the end of that year). Participants are not permitted to make contributions to the Group 5 SERP.
The ultimate benefit to a participant is based solely on the contributions that the Bank makes on his or her behalf and the earnings or losses on those contributions. The Bank does not guarantee a specific benefit amount or investment return to any participant. In addition, the Bank has the right at any time to amend or terminate the Group 5 SERP, or to remove a participant from the group at its discretion, except that no amendment, modification, or termination may reduce the then vested account balance of any participant. If a vested executive retires or is terminated, that executive’s Group 5 account balance will be paid in either a lump sum distribution within 30 days following the last day of the month in which the participant’s separation occurred or annual installment payments over periods ranging from 2 to 10 years based on that participant’s preexisting election. Upon a separation of service due to a disability, the participant’s Group 5 account balance will be paid at that time in either a lump sum distribution within 30 days following the last day of the month in which the participant’s separation occurred or annual installment payments over periods ranging from 2 to 10 years based on the participant’s preexisting election. If a participant were to die, his or her Group 5 SERP account would be paid to the participant’s beneficiary in a lump sum distribution within 90 days of the participant’s death. Each participant will direct the investment of his or her Group 5 account balance among the same mutual funds that are available to participants in the Bank’s nonqualified deferred compensation plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

Date:	February 8, 2024	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer